UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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PENN ENTERTAINMENT, INC.

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On May 27, 2025, PENN Entertainment, Inc. (the “Company”) issued the following addendum to the fact sheet that it issued on May 15, 2025 and press release containing a letter to shareholders from the Board of Directors of the Company.

PENN Entertainment Files Addendum to Fact Sheet to Correct HG Vora Misstatements

WYOMISSING, Pa. – May 27, 2025 – PENN Entertainment, Inc. (Nasdaq: PENN) (“PENN” or the “Company”) today issued the following letter to shareholders.

The full text of the letter follows:

Dear Fellow Shareholder,

On May 19, 2025, we informed you that PENN would not be expending resources to solicit proxies for the PENN White Card over the HG Vora Gold Card as both HG Vora and the Company are recommending the same directors for the two open positions at this year’s Annual Meeting.

While we attempted to reach a settlement with HG Vora in good faith, HG Vora rejected all of our proposals and insisted on imposing other conditions that violated directives from a gaming regulator and, therefore were not demands with which we could comply. Notwithstanding this impasse, HG Vora was successful in achieving changes to PENN’s Board composition, and, following our 2025 Annual Meeting, HG Vora nominees will represent 25% of the continuing Board.

Nevertheless, last week, HG Vora issued a 116-page investor presentation full of false claims and mischaracterizations about the Company. Today we issued an addendum to our May 15, 2025 Fact Sheet to set the record straight on these false mischaracterizations.

PENN’s gaming licenses are our most valuable assets – we understand and take our regulatory obligations seriously and, over our 30-year history in the industry, PENN has earned a reputation of trust with our regulators and the communities in which we operate. HG Vora, on the other hand, has consistently disregarded the gaming regulatory regime in its pursuit to exercise control and influence over PENN without all necessary licenses. Rather than operate within the well-established gaming regulatory framework, HG Vora has chosen to test boundaries and blame-shift, even concluding that we “[r]epeatedly sought to weaponize the Company’s regulators.

That same disregard is evident in HG Vora’s campaign of misstatements and insinuations about the Company’s Board and management team. We understand that claims of management enriching themselves with excessive compensation, personal use of corporate aircraft, or timely insider selling are attention-grabbing headlines; however, HG Vora’s claims are simply not based on the facts readily available in our public disclosure.

Our Board and management team are actively engaged with all shareholders and remain focused on executing on our strategy to create long-term shareholder value.

Sincerely,

The Board of Directors of PENN Entertainment

About PENN Entertainment, Inc.

PENN Entertainment, Inc., together with its subsidiaries (“PENN,” or the “Company”), is North America’s leading provider of integrated entertainment, sports content, and casino gaming experiences. PENN operates in 28 jurisdictions throughout North America, with a broadly diversified portfolio of casinos, racetracks, and online sports betting and iCasino offerings under well-recognized brands including Hollywood Casino®, L’Auberge®, ESPN BET™, and theScore BET Sportsbook and Casino®. PENN’s ability to leverage its partnership with ESPN, the “worldwide leader in sports,” and its ownership of theScore™, the top digital sports media brand in Canada, is central to the Company’s highly differentiated strategy to expand its footprint and efficiently grow its customer ecosystem. PENN’s focus on organic cross-sell opportunities is reinforced by its market-leading retail casinos, sports media assets, and technology, including a proprietary state-of-the-art, fully integrated digital sports and iCasino betting platform, and an in-house iCasino content studio (PENN Game Studios). The Company’s portfolio is further bolstered by its industry-leading PENN Play™ customer loyalty program, offering its over 32 million members a unique set of rewards and experiences.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “goal,” “seeks,” “may,” “will,” “should,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Specifically, forward-looking statements include, but are not limited to, statements regarding: the Company’s expectations of future results of operations and financial condition, including, but not limited to, projections of revenue, Adjusted EBITDA, Adjusted EBITDAR and other financial measures; the assumptions provided regarding the guidance, including the scale and timing of the Company’s product and technology investments; the Company’s expectations regarding results and customer growth and the impact of competition in retail/mobile/online sportsbooks, iCasino, social gaming, and retail operations; the Company’s development and launch of its Interactive segment’s products in new jurisdictions and enhancements to existing Interactive segment products, including the content for the ESPN BET and theScore BET and the further development of ESPN BET and theScore BET on our proprietary player account management system and risk and trading platforms; the benefits of the Sportsbook Agreement between the Company and ESPN; the Company’s expectations regarding its Sportsbook Agreement with ESPN and the future success of ESPN BET; the Company’s expectations with respect to share repurchases; the Company’s expectations with respect to the integration and synergies related to the Company’s integration of theScore and the continued growth and monetization of the Company’s media business; the Company’s expectations that its portfolio of assets provides a benefit of geographically-diversified cash flows from operations; management’s plans and strategies for future operations, including statements relating to the Company’s plan to expand gaming operations through the implementation and execution of a disciplined capital expenditure program at our existing properties, the pursuit of strategic acquisitions and investments, and the development of new gaming properties, including the development projects and the anticipated benefits; improvements, expansions, or relocations of our existing properties; entrance into new jurisdictions; expansion of gaming in existing jurisdictions; strategic investments and acquisitions; cross-sell opportunities between our retail gaming, online sports betting, and iCasino businesses; our ability to obtain financing for our development projects on attractive terms; the timing, cost and expected impact of planned capital expenditures on the Company’s results of operations; and the actions of regulatory, legislative, executive, or judicial decisions at the federal, state, provincial, or local level with regard to our business and the impact of any such actions.

Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business. Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include: the effects of economic and market conditions in the markets in which the Company operates or otherwise, including the impact of global supply chain disruptions, price inflation, changes in interest rates, economic downturns, changes in trade policies, and geopolitical and regulatory uncertainty; competition with other entertainment, sports content, and gaming experiences; the timing, cost and expected impact of product and technology investments; risks relating to operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions; our ability to successfully acquire and integrate new properties and operations and achieve expected synergies from acquisitions; the availability of future borrowings under our Amended Credit Facilities or other sources of capital to enable us to service our indebtedness, make anticipated capital expenditures or pay off or refinance our indebtedness prior to maturity; the impact of indemnification obligations under the Barstool SPA; our ability to achieve the anticipated financial returns from the Sportsbook Agreement with ESPN, including due to fees, costs, taxes, or circumstances beyond the Company’s or ESPN’s control; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the Company and ESPN to terminate the Sportsbook Agreement between the companies; the ability of the Company and ESPN to agree to extend the initial 10-year term of the Sportsbook Agreement on mutually satisfactory terms, if at all, and the costs and obligations of such terms if agreed; the outcome of any legal proceedings that may be instituted against the Company, ESPN or their respective directors, officers or employees; the ability of the Company or ESPN to retain and hire key personnel; the impact of new or changes in current laws, regulations, rules or other industry standards; the impact of activist shareholders; adverse outcomes of litigation involving the Company, including litigation in connection with our 2025 annual meeting of shareholders; our ability to maintain our gaming licenses and concessions and comply with applicable gaming law, changes in current laws, regulations, rules or other industry standards, and additional factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission. The Company does not intend to update publicly any forward-looking statements except as required by law. Considering these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur.

Contact

Mike Nieves

SVP, Finance & Treasurer

PENN Entertainment, Inc.

610-373-2400

1 PENN Entertainment: The Facts FACTS: • Mr. Snowden’s realizable pay represents only 45% of his reported compensation and is in the bottom quartile relative to PENN’s proxy peer group • Mr. Snowden has only exercised expiring options and has not sold any stock since 2021 1 • Since 2020, PENN executives and directors have purchased over $5.7 million worth of stock in the open market using their personal funds, including $2.8 million purchased by Mr. Snowden during his tenure at PENN of which $1.5 million was in the last 9 months 2 FACTS: • Since 2020, only 1.5% of total flight hours on PENN’s planes were used for personal executive travel • HG Vora mistakenly includes hours when our aircraft were leased by third parties FACTS: • Gaming licenses are privileges and gaming regulators exercise their authority according to applicable statutes and regulations – not based on PENN’s suggestions • Despite touting its “deep experience investing in the casino and online gaming sectors,” HG Vora appears unfamiliar with the well - established gaming regulatory framework • HG Vora has demonstrated consistent disregard for regulators , violated institutional investor waivers and pushed for governance changes despite express prohibitions from state gaming regulators • In fact, they have a history of violating regulatory guardrails and were fined $950,000 by the SEC in March 2024 HG Vora’s 116 - Page Presentation Was Full of False Claims and Mischaracterizations FALSE CLAIM: Mr. Snowden has been paid more than all but one of his peers…PENN’s directors – especially Mr. Snowden – have been selling shares FALSE CLAIM: PENN’s private jet use is excessive and unnecessary…Mr. Snowden and Ms. Hendrix appear to be using PENN’s Corporate aircraft as their personal Uber service FALSE CLAIM: PENN has sought to weaponize the Company’s regulators 1. Other than to cover the strike price and taxes Despite HG Vora’s efforts to create a public proxy contest, the Company is recommending HG Vora’s nominees for the two open seats at the Annual Meeting 2. Includes stock purchased by executives during tenure as section 16 filers. In addition, executives and directors frequently used cash to cover taxes on stock awards to maintain a larger stock position

2 PENN Operates in a Strict Regulatory Regime • Gaming licenses are privileges, and all license holders are subject to continuous review and oversight by state regulators • PENN has a strong track record of regulatory compliance and transparent communication with regulators • Regulators closely monitor all business operations including approval rights in many states for debt issuances and capital decisions • Despite HG Vora’s uninformed suggestions, gaming regulators exercise their authority according to applicable statutes and regulations – not based on PENN’s suggestions • Failure to comply with statutes, regulations and directives would result in significant harm to PENN, including potential revocation of licenses • HG Vora has demonstrated consistent disregard for regulators Violated several institutional investor waivers in which they agreed to remain passive in their activities Pushed for governance changes despite express prohibitions on doing so by state gaming regulators Fined $950K by the SEC in 2024 for violating 13D disclosure rules • HG Vora’s actions and proposals put PENN’s shareholders at significant risk HG Vora is not fully licensed and has repeatedly ignored or violated regulatory directives and exposed us to regulatory scrutiny and reputational risk PENN’s licenses and regulatory standing are its most vital assets PENN Entertainment: The Facts PENN has the Right Board and Team to Succeed • Seven out of eight directors have strategic planning / M&A experience and technology / digital experience • PENN’s interactive segment is led by Aaron LaBerge, who brings a unique perspective as the former CTO of Disney and ESPN, and he has recruited a team of best - in - class technologists • Over 70 senior leaders of our interactive team have five years experience or more in the iCasino/OSB space • The interactive team includes deep experience in sports media, online sports betting and iCasino, with prior experience at Disney/ESPN, FanDuel, Flutter, Entain, Betsson, William Hill and more HG Vora criticizes Board composition and lack of experience in online sports betting and iCasino

PENN Entertainment: The Facts

HG Vora's Characterization of PENN's Compensation Program is Grossly Misleading

Compensation Program is Designed to Drive Long-Term Alignment With Shareholders

2024 CEO Target Compensation



93%
"At Risk"

Incentives that deliver value only if we achieve rigorous performance goals

($ in Millions) **CEO Annualized Total Realizable[1] Pay (5-Year)**

PENN CEO in bottom quartile relative to proxy peer group



$98.5
$66.5
$23.5
$16.7
$16.2
$13.2
$12.5
$12.4
$12.2
$11.7
$9.9
$4.6
Represents portion that is expected to be forfeited
DKNG
LYV
EA
LVS
MGM
CZR
LION
WYNN
BYD
PENN
SIRI
ROKU

Incentive Plan Payouts Reflect Accountability and Alignment

- 2021 CEO Supplemental Performance Award (which was requested at the time by some of PENN's largest shareholders) is expected to be ***forfeited at the end of 2025 without any realized value***
- All stock options granted since 2021 ***currently have zero value***
- Since Mr. Snowden's appointment as CEO, his ***realizable compensation represents only ~45% of his reported compensation***

Reported vs. Realizable[1] CEO Annualized Compensation



$25.2M
~55% differential
$11.7M
2020-2024 Annual Average Reported Pay
2020-2024 Annual Average Realizable Pay

PENN's Compensation Program Design is Informed by Shareholder Input

Strong Record of Shareholder Engagement…

2024 Off-season Shareholder Engagement

Contacted 16 shareholders representing	*Engaged with 8 shareholders representing*
53% O/S	**44% O/S**

Meetings led by independent directors

100%

…And Responsiveness to Feedback

- Redesigned the 2024 long-term incentive program
  - Cumulative 3-year targets replaced 1-year performance cycles
  - Financial metrics account for 70% of the LTIP, further increased to 80% starting for 2025 PSUs
  - New program design applied to 2024 PSUs and unvested PSUs from prior grant cycles (2022 and 2023 unvested PSUs), which inflated CEO total reported compensation by $2.6M

1. Realizable pay is the aggregation of A) cash compensation amounts conveyed to or earned by an executive over the measurement period, and B) the value of all equity granted during the period and measured at the ending stock price (as of May 21, 2025); further assuming that vested equity is subsequently held so as to ensure consistency in comparison across companies.

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4 PENN’s Digital Strategy Expected to Drive Significant Shareholder Value • As the gaming industry undergoes a fundamental shift, a cohesive digital strategy is no longer optional — it is essential to driving sustained customer acquisition, accelerating growth and maximizing value across both digital and land - based businesses • iCasino legislative momentum is building, and OSB and iCasino GGR are projected to grow at a ~17% CAGR from 2024 to 2030 3 • Online sports betting is a key driver of customer acquisition and cross - sell into iCasino and has helped grow PENN’s loyalty program by ~4mm and lowered the average age of customers from 53 to 44 • PENN’s omni - channel strategy has already resulted in increased retail traffic and market share gains in 14 of 17 regional markets 4 Board - Driven Capital Strategy Balances Growth with Discipline • PENN’s acquisitions in the digital space set the foundation for growth and significant value creation Barstool Sports provided a strong cohort of retained users theScore provided PENN with control over its own technology stack and a team of top engineers, as well as a strong brand for success in Ontario and Alberta • We maintain a flexible balance sheet with significant liquidity and are de - leveraging while prudently returning capital to shareholders • The Company is currently pursuing five high ROI retail growth projects • We are committed to returning at least $350 million to shareholders in 2025 HG Vora wants PENN to scrap its digital gaming strategy in favor of a lower growth, lower multiple strategy HG Vora criticizes digital investments and demands a misguided risky levered share repurchase PENN has optionality with ESPN BET, including levers it could pull to optimize performance into 2026 and realize value PENN Entertainment: The Facts 3. Source: H2 Gambling Capital; assumes land - based revenue includes U.S. land - based casino revenue as tracked by H2 Gambling Capital 4. Q4’24 y/y growth in markets not impacted by new supply PENN Management Is Incentivized to Drive Long - Term Shareholder Value • Since 2020, executives and directors have purchased over $5.7 million of stock in the open market using their personal funds, including $2.8 million purchased by Mr. Snowden during his tenure at PENN, of which $1.5 million was in the last 9 months 1 • Demonstrating confidence in the company’s long - term performance and alignment with shareholders, Mr. Snowden has only sold expiring options and has not sold any stock since 2021 2 • Since 2020, only 1.5% of total flight hours on PENN’s planes were used for personal executive travel, and HG Vora mistakenly includes hours that were flown while our aircraft were leased by third parties HG Vora deceptively mischaracterizes management’s alignment with shareholders Management incentives align with long - term shareholder interests 1. Includes stock purchased by executives during tenure as section 16 filers. In addition, executives and directors frequently used cash to cover taxes on stock awards to maintain a larger stock position 2. Other than to cover the strike price and taxes

PENN ENTERTAINMENT

PENN Entertainment: The Facts

HG Vora's Purported Proxy Fight and Public Demands Have No Basis

HG Vora's Public Demands	The Reality
• Align compensation with performance	• HG Vora disregards compensation actually paid as disclosed in PENN's proxy statement • 93% of CEO compensation is performance-based and incentives align with rigorous performance metrics
• Create a Board committee to evaluate capital allocation and investment decisions	• Despite express prohibitions from regulators, HG Vora demanded the creation of a committee of the Board as part of a settlement
• Conduct a review of PENN's digital strategy	• PENN has publicly discussed its optionality around ESPN BET, including the levers it could pull to optimize performance and realize value
• Add HG Vora's nominees to PENN's Board	• PENN has nominated two of HG Vora's candidates to the Board, while two current board members will not stand for reelection • Following the additions of Messrs. Hartnett and Ruisanchez to PENN's Board, 75% of PENN directors will have been appointed since 2019

HG Vora Deliberately Omitted Their Value Destructive Requests

HG Vora's Private Demands	PENN's Rationale
× Proposed a ~50% leveraged buyback	× HG Vora's proposed buyback would have pushed lease-adjusted leverage ratios to unsustainable levels and jeopardized credit ratings
× Urged PENN to cancel or pause retail growth projects to fund share repurchases	× Retail investments drive growth, support the omni-channel strategy and bolster investment in communities and people
× Abandon digital strategy	× Interactive segment is nearing profitably and is poised to drive significant value creation
× Pursue other governance changes	× HG Vora is not fully licensed, and their behavior has gotten more aggressive regarding governance despite regulatory guidance

PENN Remains Committed to Finding a Constructive Resolution in the Best Interests of All Shareholders

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Additional Materials

7 Jane Scaccetti Of Counsel, Armanino Jay Snowden CEO & President, PENN Entertainment Highly - Qualified Board of Directors Vimla Black - Gupta CEO & Co - Founder, Ourself Anuj Dhanda EVP & Chief Technology & Transformation Officer, Albertsons Johnny Hartnett Former CEO, Superbet Group David Handler Co - Founder & Partner, Tidal Partners Marla Kaplowitz President & CEO, American Association of Advertising Agencies Carlos Ruisanchez Founding Partner, Sorelle Capital and Sorelle Hospitality Over 25 years of executive leadership experience with a strong track record of leading product, consumer and digital strategies for global brands; experience overseeing regulatory compliance, strategic planning, talent management and sustainability initiatives Technology leader in the consumer sector, with over 25 years of experience in leading business and technology operations; expertise in the rapidly evolving technology, AI and cybersecurity landscape as a CIO and CTO Over 30 years of investment banking experience; extensive strategic planning and M&A expertise through guiding major technology industry players on large - scale, industry - defining transactions Over 20 years of experience in entertainment industry leadership roles; robust experience in implementing innovative and digitally - focused growth initiatives; extensive experience in scaling and guiding online sports betting, entertainment and gaming businesses Innovator and a proven leader in marketing and digital transformation; successfully counseling companies through risks & opportunities associated with digital consumer experiences and omnichannel growth strategies Experienced finance executive with a strong track record of capital allocation and growth initiatives; deep expertise in casino industry; at Pinnacle, instrumental in implementing transformative initiatives, including M&A Over four decades of risk management expertise as a practicing CPA; experience in guiding strategic planning initiatives to drive value creation and transformative growth Over 25 years of experience in the gaming, sports betting, hospitality and entertainment sectors; deep digital transformation expertise – led PENN’s expansion into sports media, entertainment and technology = Directors nominated by HG Vora

8 PENN Directors Have the Depth and Breadth to Drive Long - Term Value PENN Director Nominees with Skill Skill Description Skills 6 / 8 Significant business or enterprise leadership experience with a strong understanding of organizational and strategic or enterprise planning C - Suite Executive 7 / 8 Board experience provides insight into new and best practices Corporate Governance 5 / 8 Understanding of information technology systems and information security whether through academia, industry or board oversight experience Cybersecurity 7 / 8 Experience resulting in proficiency in capital markets, complex financial management, capital allocation and financial reporting processes Financial (Includes Capital Markets, Accounting & Tax) 7 / 8 Experience with oversight of executive compensation, succession planning, employee engagement, human rights and community engagement HR / Talent Management 6 / 8 Experience as executives, directors or in other leadership positions in areas relevant to PENN’s business Industry Experience (Gaming, Hospitality or Media) 7 / 8 Experience in a highly regulated industry, such as gaming, financial services, healthcare, pharmaceuticals, etc. Regulatory / Public Policy 7 / 8 Experience assessing and mitigating significant competitive, regulatory and technological risks across an enterprise Risk Management 4 / 8 Experience developing strategies to grow sales and market share, build brand awareness and equity, and enhance enterprise reputation Sales & Marketing 7 / 8 Experience developing and executing long - term strategic plans to encourage innovation and growth with the ability to assess “build or buy” decisions, analyze the fit of a target with a company’s strategy and culture, accurately value transactions, evaluate operational integration plans, and effectively oversee the mitigation of risks related to transformational business experiences Strategic Planning / M&A 7 / 8 Experience working in technology, resulting in knowledge of how to anticipate technological trends, generate disruptive innovation and further develop PENN’s omnichannel strategy Technology / Digital Source: PENN 2025 proxy statement. Includes selected skills.

Appendix

Forward Looking Statements

This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "expects," "believes," "estimates," "projects," "intends," "plans," "goal," "seeks," "may," "will," "should," or "anticipates" or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Specifically, forward-looking statements include, but are not limited to, statements regarding: the Company's expectations of future results of operations and financial condition, including, but not limited to, projections of revenue, Adjusted EBITDA, Adjusted EBITDAR and other financial measures; the assumptions provided regarding the guidance, including the scale and timing of the Company's product and technology investments; the Company's expectations regarding results and customer growth and the impact of competition in retail/mobile/online sportsbooks, iCasino, social gaming, and retail operations; the Company's development and launch of its Interactive segment's products in new jurisdictions and enhancements to existing Interactive segment products, including the content for the ESPN BET and theScore BET and the further development of ESPN BET and theScore BET on our proprietary player account management system and risk and trading platforms; the benefits of the Sportsbook Agreement between the Company and ESPN; the Company's expectations regarding its Sportsbook Agreement with ESPN and the future success of ESPN BET; the Company's expectations with respect to share repurchases; the Company's expectations with respect to the integration and synergies related to the Company's integration of theScore and the continued growth and monetization of the Company's media business; the Company's expectations that its portfolio of assets provides a benefit of geographically-diversified cash flows from operations; management's plans and strategies for future operations, including statements relating to the Company's plan to expand gaming operations through the implementation and execution of a disciplined capital expenditure program at our existing properties, the pursuit of strategic acquisitions and investments, and the development of new gaming properties, including the development projects and the anticipated benefits; improvements, expansions, or relocations of our existing properties; entrance into new jurisdictions; expansion of gaming in existing jurisdictions; strategic investments and acquisitions; cross-sell opportunities between our retail gaming, online sports betting, and iCasino businesses; our ability to obtain financing for our development projects on attractive terms; the timing, cost and expected impact of planned capital expenditures on the Company's results of operations; and the actions of regulatory, legislative, executive, or judicial decisions at the federal, state, provincial, or local level with regard to our business and the impact of any such actions.

Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company's future financial results and business. Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include: the effects of economic and market conditions in the markets in which the Company operates or otherwise, including the impact of global supply chain disruptions, price inflation, changes in interest rates, economic downturns, changes in trade policies, and geopolitical and regulatory uncertainty; competition with other entertainment, sports content, and gaming experiences; the timing, cost and expected impact of product and technology investments; risks relating to operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions; our ability to successfully acquire and integrate new properties and operations and achieve expected synergies from acquisitions; the availability of future borrowings under our Amended Credit Facilities or other sources of capital to enable us to service our indebtedness, make anticipated capital expenditures or pay off or refinance our indebtedness prior to maturity; the impact of indemnification obligations under the Barstool SPA; our ability to achieve the anticipated financial returns from the Sportsbook Agreement with ESPN, including due to fees, costs, taxes, or circumstances beyond the Company's or ESPN's control; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the Company and ESPN to terminate the Sportsbook Agreement between the companies; the ability of the Company and ESPN to agree to extend the initial 10-year term of the Sportsbook Agreement on mutually satisfactory terms, if at all, and the costs and obligations of such terms if agreed; the outcome of any legal proceedings that may be instituted against the Company, ESPN or their respective directors, officers or employees; the ability of the Company or ESPN to retain and hire key personnel; the impact of new or changes in current laws, regulations, rules or other industry standards; the impact of activist shareholders; adverse outcomes of litigation involving the Company, including litigation in connection with our 2025 annual meeting of shareholders; our ability to maintain our gaming licenses and concessions and comply with applicable gaming law, changes in current laws, regulations, rules or other industry standards, and additional factors described in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission. The Company does not intend to update publicly any forward-looking statements except as required by law. Considering these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur.

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